UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/02/2005

CECO ENVIRONMENTAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-7099

DE	13-2566064
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of Principal Executive Offices, Including Zip Code)

(416) 593-6543
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 4.02.    Non-Reliance on Previously Issues Financial Statements or a Related Audit Report or Completed Interim Review

The management of CECO Environmental Corp. ("CECO" or the "Company") determined, on February 2, 2005, that the Company's audited and unaudited financial statements for the years 2000 through 2003 and the first three quarters of 2004 and the related independent registered public accountants reports, which were included in the Company's previously-filed Annual and Quarterly Reports on Forms 10-K and 10-Q, should not be relied upon.

CECO's management detected a material misstatement in the systemic calculation in spreadsheets aggregating small project balances that the Company used to recognize revenue from such projects. While revenue recognized under the percentage of completion calculation on individual large projects was accurate, due to this spreadsheet error, the aggregation of such totals for small and large jobs was incorrect. This error occurred from 2000 to 2003 and the three quarters reported during 2004.

The effect of this error on previously reported amounts has overstated the asset, Cost in excess of billings, on uncompleted contracts by approximately $1,969,000, Deferred tax liability by $748,000 and Retained earnings by $1,221,000 as of December 31, 2003. Individual years impact on the statement of operations was approximately an overstatement of Revenues of $806,000, $302,000, $185,000 and $676,000 and an understatement of the net loss in each year by $500,000, $187,000, $115,000 and $419,000 for each of the years ending December 31, 2003, 2002, 2001 and 2000 respectively.

In the current year, 2004, because the Company has understated revenues as the backlog was declining, the error is reversing. The effect of this error is that CECO understated revenues by $180,000 and overstated net loss by $112,000 for the nine months ending September 30, 2004. The cumulative effect of this error at the end of September 30, 2004 overstated Cost in excess of billings on uncompleted contracts by approximately $1,789,000, overstated the Deferred tax liability by $680,000 and Retained earnings by $1,109,000.

This error has not affected our cash flow from operations and does not affect the borrowing base calculation used for purposes of determining the amount we are permitted to borrow under our current loan agreement.

On February 7, 2005, the Company's Audit Committee agreed with management's recommendation that the consolidated financial statements of the Company for the periods described above should be restated. The Audit Committee has discussed this conclusion with the Company's independent registered public accounting firm, Deloitte & Touche LLP.

As soon as practicable, the Company will file an amended Report on Form 10-K for the year ended December 31, 2003 and amended reports on Form 10-Q for the first three quarters of 2004 to include restatements of the financial statements included in those reports to reflect the error.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: February 08, 2005.	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer, Vice President -- Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-1.	Press Release